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                                                                     Exhibit 5.2


                                                   May 1, 1998


Yorkshire Power Group Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

Yorkshire Power Finance Limited
Wetherby Road, Scarcroft
Leeds LS14 3HS, England

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We are acting as United States counsel to Yorkshire Power Group Limited ("Yorkshire") and Yorkshire Power Finance Limited ("Yorkshire Finance") in connection with the preparation of a Registration Statement on Form S-1, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 13, 1998 (the "Registration Statement"), contemplating the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by Yorkshire Finance to Yorkshire Capital Trust I (the "Trust"), (2) Trust Securities (liquidation amount $25 per Trust Security) to be issued by the Trust, (3) Yorkshire's Trust Securities Guarantee (as defined in the Registration Statement) with respect to such Trust Securities and (4) Yorkshire's Debentures Guarantee (as defined in the Registration Statement) with respect to the Junior Subordinated Debentures. The Junior Subordinated Debentures and the Debentures Guarantee will be issued pursuant to a subordinated indenture, as supplemented, among Yorkshire, Yorkshire Finance, and the trustee named therein (the "Subordinated Indenture") and the Trust Securities Guarantee will be issued pursuant to a guarantee agreement between Yorkshire and the trustee named therein (the "Trust Securities Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

     We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by each of the Directors of Yorkshire Finance or a duly authorized committee thereof and the
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Directors of Yorkshire or a duly authorized committee thereof, when the
Subordinated Indenture has been duly executed and delivered by the proper officers of Yorkshire, Yorkshire Finance and the trustee named therein, when the Trust Securities Guarantee Agreement has been duly executed and delivered by the proper officers of Yorkshire and the trustee named therein, and when the Junior Subordinated Debentures, the Debentures Guarantee and the Trust Securities Guarantee have been executed, authenticated and delivered in accordance with the terms of the Subordinated Indenture and the Trust Securities Guarantee Agreement, as the case may be, (i) the Debentures Guarantee and the Trust Securities Guarantee will be valid, binding and legal obligations of Yorkshire (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Junior Subordinated Debentures will be valid, binding and legal obligations of Yorkshire Finance (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

     We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States. In rendering the opinion expressed in clause (ii) immediately above with respect to the validity of the Junior Subordinated Debentures, we have relied upon the opinion address to you and dated the date hereof of Maples and Calder as to matters of Cayman Islands law. We hereby consent to the reliance by Maples and Calder on the opinions expressed herein insofar as such opinions relate to matters of New York law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Opinions" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                            Very truly yours,


                                            DEWEY BALLANTINE LLP


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